Exhibit 99.1

MATADOR RESOURCES COMPANY REPORTS
FIRST QUARTER 2018 RESULTS AND PROVIDES OPERATIONAL UPDATE

DALLAS, Texas, May 2, 2018 -- Matador Resources Company (NYSE: MTDR) (“Matador” or the “Company”) today reported financial and operating results for the first quarter of 2018. A short slide presentation summarizing the highlights of Matador’s first quarter 2018 earnings release is also included on the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab.

First Quarter 2018 Financial and Operational Highlights

•
Q1 2018 average daily oil equivalent production increased 4% sequentially to a record quarterly high of 45,300 BOE per day (58% oil) as compared to Q4 2017. Average daily oil production increased 7% sequentially to 26,500 barrels per day and average daily natural gas production decreased 1% sequentially to 112.9 million cubic feet of natural gas per day as compared to Q4 2017.

•
Q1 2018 Delaware Basin average daily oil equivalent production increased 7% sequentially to a record quarterly high of 37,200 BOE per day (63% oil) as compared to Q4 2017. Delaware Basin average daily oil production increased 11% to 23,400 barrels per day and Delaware Basin average daily natural gas production remained essentially flat at 82.8 million cubic feet per day as compared to Q4 2017.

•	Q1 2018 net income (GAAP basis) was $59.9 million, or $0.55 per diluted common share.

•	Q1 2018 adjusted net income (a non-GAAP financial measure) was $39.1 million, or $0.36 per diluted common share.

•	Q1 2018 adjusted earnings before interest expense, income taxes, depletion, depreciation and amortization and certain other items (“Adjusted EBITDA,” a non-GAAP financial measure) were $117.3 million.

•
The Leo Thorsness 13-24S-33E AR #211H (Leo Thorsness #211H) well, Matador’s first Wolfcamp A-Lower completion in its Antelope Ridge asset area, flowed 2,906 BOE per day (72% oil), consisting of 2,087 barrels of oil per day and 4.9 million cubic feet of natural gas per day, during a 24-hour initial potential test. The Leo Thorsness #211H well had the highest 24-hour initial potential test rate of any well Matador has drilled to date in the Delaware Basin.

Note: All references to net income, adjusted net income and Adjusted EBITDA reported throughout this earnings release are those values attributable to Matador Resources Company shareholders after giving effect to any net income, net loss or Adjusted EBITDA, respectively, attributable to third-party non-controlling interests, including in Matador’s midstream affiliate, San Mateo Midstream, LLC (“San Mateo” or the “Joint Venture”). For a definition of adjusted net income, adjusted earnings per diluted common share and Adjusted EBITDA and reconciliations of such non-GAAP financial metrics to their comparable GAAP metrics, please see “Supplemental Non-GAAP Financial Measures” below.

Management Comments

Joseph Wm. Foran, Matador’s Chairman and CEO, commented, “The first quarter of 2018 was another strong quarter for Matador marked by steadily improving financial and operational execution and by the 15th consecutive quarter in which Matador has met or exceeded consensus estimates. We continue to be pleased with the consistently strong well results our asset teams are achieving throughout our acreage position in the Delaware Basin and are especially excited by the initial results from our first three wells in the Antelope Ridge asset area, which confirm our previous expectations that Antelope Ridge would soon become another key operating area for Matador in the northern Delaware Basin.

“Our midstream team, San Mateo, completed the planned expansion of the Black River Processing Plant on time and on budget and entered into a strategic relationship with Plains for oil gathering, both of which should deliver significant value to San Mateo customers, including Matador. With the completion of the Black River Processing Plant expansion, the strategic relationship with Plains and San Mateo’s increasing salt water disposal capacity, San Mateo has begun to attract business from producers with operations in Eddy County, New Mexico and Loving County, Texas. Further, our operational, marketing and midstream teams have worked together to ensure takeaway at favorable rates for our oil, natural gas and NGLs throughout our various asset areas. We believe our first quarter results confirm Matador’s commitment to delivering consistent results while staying nimble and opportunistic in our ongoing efforts to increase shareholder value.”

Sequential and year-over-year quarterly comparisons of selected financial and operating items are shown in the following table:

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Net Production Volumes:(1)
Oil (MBbl)(2)	2,382	2,269	1,649
Natural gas (Bcf)(3)	10.2	10.5	7.9
Total oil equivalent (MBOE)(4)	4,075	4,022	2,970
Average Daily Production Volumes:(1)
Oil (Bbl/d)	26,465	24,665	18,323
Natural gas (MMcf/d)(5)	112.9	114.3	88.1
Total oil equivalent (BOE/d)(6)	45,273	43,718	32,999
Average Sales Prices:
Oil, without realized derivatives (per Bbl)	$62.20	$53.66	$50.72
Oil, with realized derivatives (per Bbl)	$60.40	$52.30	$49.73
Natural gas, without realized derivatives (per Mcf)	$3.33	$4.12	$3.94
Natural gas, with realized derivatives (per Mcf)	$3.33	$4.12	$3.86
Revenues (millions):
Oil and natural gas revenues	$182.0	$165.1	$114.8
Third-party midstream services revenues	$3.1	$3.3	$1.6
Realized loss on derivatives	$(4.3)	$(3.1)	$(2.2)
Operating Expenses (per BOE):
Production taxes, transportation and processing	$4.37	$4.46	$3.98
Lease operating	$5.44	$4.68	$5.31
Plant and other midstream services operating	$1.04	$1.16	$0.79
Depletion, depreciation and amortization	$13.59	$13.53	$11.45
General and administrative(7)	$4.40	$4.06	$5.50
Total(8)	$28.84	$27.89	$27.03
Net income (millions)(9)	$59.9	$38.3	$44.0
Earnings per common share (diluted)(9)	$0.55	$0.35	$0.44
Adjusted net income (millions)(9)(10)	$39.1	$27.2	$17.4
Adjusted earnings per common share (diluted)(9)(11)	$0.36	$0.25	$0.17
Adjusted EBITDA (millions)(9)(12)	$117.3	$108.6	$70.0

(1) Production volumes reported in two streams: oil and natural gas, including both dry and liquids-rich natural gas.
(2) One thousand barrels of oil.
(3) One billion cubic feet of natural gas.
(4) One thousand barrels of oil equivalent, estimated using a conversion ratio of one barrel of oil per six thousand cubic feet of natural gas.
(5) Millions of cubic feet of natural gas per day.

(6) Barrels of oil equivalent per day, estimated using a conversion ratio of one barrel of oil per six thousand cubic feet of natural gas.
(7) Includes approximately $1.03, $1.04 and $1.40 per BOE of non-cash, stock-based compensation expense in the first quarter of 2018, the fourth quarter of 2017 and the first quarter of 2017, respectively.
(8) Total does not include the impact of full-cost ceiling impairment charges or immaterial accretion expenses.
(9) Attributable to Matador Resources Company shareholders.
(10) Adjusted net income is a non-GAAP financial measure. For a definition of adjusted net income and a reconciliation of adjusted net income (non-GAAP) to net income (loss) (GAAP), please see “Supplemental Non-GAAP Financial Measures.”
(11) Adjusted earnings per diluted common share is a non-GAAP financial measure. For a definition of adjusted earnings per diluted common share and a reconciliation of adjusted earnings (loss) per diluted common share (non-GAAP) to earnings per diluted common share (GAAP), please see “Supplemental Non-GAAP Financial Measures.”
(12) Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA (non-GAAP) to net income (GAAP) and net cash provided by operating activities (GAAP), please see “Supplemental Non-GAAP Financial Measures.”

Significant Well Results

The following table highlights the 24-hour initial potential (“IP”) test results from certain of Matador’s operated wells completed and turned to sales in the Delaware Basin during the first quarter of 2018.

	Completion	24-hr IP	Oil
Asset Area/Well Name	Interval	(BOE/d)	(%)	Comments
Antelope Ridge, Lea County, NM
Florence State 23-23S-34E AR #202H	Wolfcamp A-XY	1,947	81%	First operated well drilled in Antelope Ridge
Marlan Downey 9-23S-35E AR #111H	First Bone Spring	1,491	82%	First test of First Bone Spring in Antelope Ridge
Leo Thorsness 13-24S-33E AR #211H	Wolfcamp A-Lower	2,906	72%	Matador’s best 24-hr IP in the Delaware Basin
Rustler Breaks, Eddy County, NM
Garrett 32-24S-29E RB Com #201H	Wolfcamp A-XY	1,454	70%	The three Garrett wells were drilled and completed from a single pad in three stacked intervals of the Wolfcamp formation.
Garrett 32-24S-29E RB Com #215H	Wolfcamp A-Lower	1,480	73%
Garrett 32-24S-29E RB Com #221H	Wolfcamp B-Blair	2,240	45%
Jackson Trust, Loving County, TX
Totum 18-TTT-C24 NL #212H	Wolfcamp A-Lower	1,775	75%	Confirms Wolfcamp A-Lower potential
Ranger, Lea County, NM
Airstrip 31-18-35 RN State Com #133H	Third Bone Spring	1,008	92%	On pump; strong Third Bone Spring test

Twin Lakes Asset Area, Lea County, New Mexico

•
Cimarex Energy Co. reported that its State LF 32 5 #2H well, a Wolfcamp D completion, tested 977 BOE per day (84% oil) on pump, consisting of 821 barrels of oil per day and 0.9 million cubic feet of natural gas per day, from a completed lateral length of approximately 6,300 feet. Matador has a 25% working interest in this well. Matador is encouraged by the results of this latest Wolfcamp D test in its exploratory Twin Lakes asset area and looks forward to spudding and operating its upcoming Wolfcamp D test in the western portion of its Twin Lakes acreage during the second quarter of 2018.

Midstream and Marketing Highlights

•
In late March 2018, San Mateo completed on time and on budget the expansion of its Black River cryogenic natural gas processing plant in Eddy County, New Mexico (the “Black River Processing Plant”), adding an incremental designed inlet capacity of 200 million cubic feet of natural gas per day and bringing the total designed inlet capacity of the Black River Processing Plant to 260 million cubic feet of natural gas per day. The expanded Black River Processing Plant supports Matador’s exploration and development activities in the Delaware Basin and, with the expanded capacity, San Mateo can now offer natural gas processing services to other producers as well.

•
In March 2018, San Mateo completed a natural gas liquids (“NGL”) pipeline connection at the tailgate of the Black River Processing Plant to the NGL pipeline owned by EPIC Y Grade Pipeline, LP. The NGL connection ensures Matador and other San Mateo customers firm NGL takeaway out of the Delaware Basin. As compared to trucking the NGLs out of the area, this NGL connection should also allow Matador and other San Mateo customers to achieve increased NGL recoveries and improved pricing realizations through lower transportation and fractionation costs, among other benefits.

•
On January 22, 2018, San Mateo and Matador announced a strategic relationship between a subsidiary of San Mateo and a subsidiary of Plains All American Pipeline, L.P. (NYSE: PAA) (“Plains”) to gather and transport crude oil for Matador and additional customers in Eddy County, New Mexico. Subsidiaries of San Mateo and Plains have agreed to work together through a joint tariff arrangement and related transactions to offer producers located within a joint development area of approximately 400,000 acres in Eddy County, New Mexico crude oil transportation services from the wellhead to Midland, Texas with access to other end markets. Please see San Mateo’s and Matador’s January 22, 2018 press releases for additional details regarding this strategic relationship.

•
During the first quarter and early in the second quarter of 2018, Matador entered into agreements with third-party natural gas transmission companies, including most recently with El Paso Natural Gas Company, L.L.C., to secure firm takeaway capacity for all of its anticipated natural gas volumes in both the Wolf and Rustler Breaks asset areas.

Acreage Acquisitions

•	From January 1 through April 30, 2018, Matador acquired approximately 3,500 net leasehold and mineral acres in and around its existing acreage positions in the Delaware Basin.

Borrowing Base Increase

•
On March 5, 2018, Matador’s lenders completed their review of the Company’s oil and natural gas reserves at December 31, 2017, and as a result, the borrowing base under the Company’s revolving credit facility was increased to $725 million. Matador elected to keep the lenders’ borrowing commitment at $400 million and the maximum facility amount remained at $500 million.

Corporate Credit Upgrade

•
On March 20, 2018, Moody’s Investors Service (“Moody’s”) upgraded Matador’s Corporate Family Rating to B1 from B2 and its senior unsecured notes to B2 from B3. In increasing the Company’s credit rating, Moody’s noted Matador’s (i) growing production and reserves, large and repeatable drilling inventory and growth potential, particularly in the Delaware Basin, (ii) fiscal discipline through commodity price cycles and (iii) management’s track record.

Operations Update

Drilling and Completion Activities

During the first quarter of 2018, Matador continued to focus on the exploration, delineation and development of the Company’s Delaware Basin acreage position in Loving County, Texas and Lea and Eddy Counties, New Mexico. Matador began 2018 operating six drilling rigs in the Delaware Basin and continued to operate six drilling rigs throughout the first quarter and as of May 2, 2018. Matador currently expects to continue operating six drilling rigs in the Delaware Basin throughout 2018, including three rigs in the Rustler Breaks asset area, one rig in the Wolf and Jackson Trust asset areas, one rig in the Arrowhead, Ranger and Twin Lakes asset areas and one rig in the Antelope Ridge asset area. Depending on commodity prices, costs, opportunities in new asset areas like Antelope Ridge, liquidity and other factors, Matador may consider adding a seventh rig towards the end of the year.

One of the three rigs operating in the Rustler Breaks asset area is also expected to drill at least two salt water disposal wells in the area for San Mateo during 2018. As a result, the Company expects this rig will spend only approximately three-quarters of the year drilling oil and natural gas wells. Matador anticipates that it will begin drilling these two salt water disposal wells during the second quarter of 2018.

Production Results

Average daily oil equivalent production increased 4% sequentially from 43,700 BOE per day (56% oil) in the fourth quarter of 2017 to 45,300 BOE per day (58% oil) in the first quarter of 2018, a record quarterly high for Matador.

Average daily oil production increased 7% sequentially from 24,700 barrels per day in the fourth quarter of 2017 to 26,500 barrels per day in the first quarter of 2018, also a record quarterly high, and well above the Company’s expectations that oil production would remain essentially flat between the two quarters. The better-than-expected oil production was attributable, in part, to strong initial well results from all three wells completed and turned to sales in the Antelope Ridge asset area, as well as to the excellent well results achieved from the three-well Garrett pad in the Rustler Breaks asset area. In addition, a key acreage trade and other land-related improvements increased Matador’s working interests and, therefore, its share of production in several wells in the Rustler Breaks and Wolf asset areas.

Average daily natural gas production decreased 1% sequentially from 114.3 million cubic feet per day in the fourth quarter of 2017 to 112.9 million cubic feet per day in the first quarter of 2018, better than the Company’s expectations for a 3 to 5% decline between the two quarters. The small decline in natural gas production in the first quarter of 2018 was primarily attributable to fewer Wolfcamp B-Blair completions in the Rustler Breaks asset area in the first quarter as compared to previous quarters, as well as to the continued decline in natural gas production from the Haynesville shale.

Realized Commodity Prices

Matador’s weighted average realized oil price, excluding derivatives, increased 16% sequentially from $53.66 per barrel in the fourth quarter of 2017 to $62.20 per barrel in the first quarter of 2018. Average oil price differentials improved from ($1.65) per barrel in the fourth quarter of 2017 to ($0.66) per barrel in the first quarter of 2018.

Matador’s weighted average realized natural gas price, excluding derivatives, decreased 19% sequentially from $4.12 per thousand cubic feet in the fourth quarter of 2017 to $3.33 per thousand cubic feet in the first quarter of 2018. Matador realized an NGL-related uplift of $0.48 per thousand cubic feet above the average NYMEX Henry Hub natural gas price in the first quarter of 2018, as compared to $1.20 per thousand cubic feet in the fourth quarter of 2017. Matador is a two-stream reporter, and the revenues associated with its NGLs are included in the weighted average realized natural gas price.

Operating Expenses

On a unit-of-production basis, production taxes, transportation and processing expenses decreased 2% sequentially from $4.46 per BOE in the fourth quarter of 2017 to $4.37 per BOE in the first quarter of 2018, despite higher production taxes attributable to the 10% sequential increase in oil and natural gas revenues. General and administrative expenses per BOE increased 8% sequentially from $4.06 per BOE (which was a post-IPO low for general and administrative expenses on a unit-of-production basis) to $4.40 per BOE, on target with the Company’s expectations. Lease operating expenses per BOE increased 16% from $4.68 per BOE in the fourth quarter of 2017 to $5.44 per BOE in the first quarter of 2018; however, compared to the first quarter of 2017, lease operating expenses per BOE increased by only 2%. Lease operating expenses are typically higher in the first quarter of each year, and the Company expects lease operating expenses in subsequent quarters to return to the $4.50 to $5.00 per BOE range achieved last year during all but the first quarter. Depletion, depreciation and amortization expenses per BOE remained essentially flat sequentially at $13.59 per BOE in the first quarter of 2018, as compared to $13.53 per BOE in the fourth quarter of 2017.

Wells Completed and Turned to Sales

During the first quarter of 2018, Matador completed and turned to sales a total of 32 gross (16.2 net) wells in its various operating areas, including 31 gross (15.2 net) horizontal wells and one gross (1.0 net) vertical well deepening. The 31 gross (15.2 net) horizontal wells included 16 gross (13.4 net) operated wells and 15 gross (1.8 net) non-operated wells. Essentially all of the Company’s operated and non-operated drilling and completions activity in the first quarter of 2018 was undertaken in the Delaware Basin, as summarized in the table below.

	Operated		Non-Operated		Total		Gross Operated
Asset/Operating Area	Gross	Net	Gross	Net	Gross	Net	Well Completion Intervals
Rustler Breaks	9	7.8	7	1.3	16	9.1	4-WC A-XY, 2-WC A-Lower, 2-WC B-Blair, 1-Morrow (vertical)
Arrowhead	1	0.7	-	-	1	0.7	1-2BS
Ranger	2	1.9	2	0.1	4	2.0	1-2BS, 1-3BS
Wolf/Jackson Trust	2	1.0	-	-	2	1.0	1-WC A-XY, 1-WC A-Lower
Twin Lakes	-	-	1	0.2	1	0.2
Antelope Ridge	3	3.0	2	0.1	5	3.1	1-WC A-XY, 1-WC A-Lower, 1-1BS
Delaware Basin	17	14.4	12	1.7	29	16.1	Seven separate intervals tested in Q1 2018
Eagle Ford Shale	-	-	-	-	-	-	No Eagle Ford activity in Q1 2018
Haynesville Shale	-	-	3	0.1	3	0.1
Total	17	14.4	15	1.8	32	16.2

Note: WC = Wolfcamp; BS = Bone Spring. For example, 1-2BS indicates one Second Bone Spring completion and 4-WC A-XY indicates four Wolfcamp A-XY completions in the first quarter of 2018.

Delaware Basin Acreage Acquisitions

From January 1 through April 30, 2018, Matador acquired approximately 3,500 net leasehold and mineral acres, mostly in and around its existing acreage in the Delaware Basin. Matador has incurred capital expenditures of approximately $30 million since January 1, 2018 to acquire these leasehold and mineral interests.

Matador continues to improve and block up its acreage position in its various asset areas throughout the Delaware Basin. As a result of these efforts, during the first quarter of 2018, Matador closed a key acreage trade and concluded other land-related improvements to its operating position that resulted in significant increases to both the working and net revenue interests in a number of recently drilled wells in both its Rustler Breaks and Wolf asset areas, including almost doubling its interests (to approximately a 97% working interest) in the three recently drilled and better-than-expected Garrett wells in the Rustler Breaks asset area. Matador believes that these improvements to the Company’s working and net revenue interests not only enhance Matador’s operating position in the existing producing units, but should also lead to multiple, high-value locations for future drilling in and around these recently drilled wells. Matador incurred approximately $14.5 million in additional drilling and completion expenditures in the first quarter of 2018 directly attributable to the increased working interests resulting from these land-related efforts.

Capital Expenditures

During the first quarter of 2018, Matador’s capital expenditures for drilling, completing and equipping operated and non-operated wells totaled approximately $170.5 million, of which $14.5 million was directly attributable to the increased working interests in several recently drilled wells as a result of the acreage trade and other land-related efforts noted above under “Delaware Basin Acreage Acquisitions.” The remaining $156.0 million in capital expenditures for drilling, completing and equipping wells compared to Matador’s estimates of approximately $130.0 million for the first quarter of 2018.

Other than the capital expenditures attributable to the positive land efforts previously noted, the majority of the capital expenditures above Matador’s first quarter estimates was attributable to the timing of operations, including the following:

(1)
One more operated well was completed and turned to sales than originally estimated in the first quarter of 2018, and completion operations for three operated wells that were scheduled to be concluded in the second quarter of 2018 were substantially completed by the end of the first quarter as a result of completion operations proceeding ahead of schedule. Although some of these costs were already included in the Company’s first quarter 2018 estimates, incremental costs associated with these operations in the first quarter were approximately $8.0 million;

(2)
Operations on the two additional salt water disposal wells scheduled to be drilled for San Mateo in the Rustler Breaks asset area in 2018, and accounted for in the Company’s estimated 2018 midstream capital expenditures, were deferred and did not begin during the first quarter of 2018 as originally planned, and, as a result, the rig Matador expected to drill the salt water disposal wells continued drilling oil and natural gas wells. Incremental costs associated with these additional drilling operations in the first quarter were approximately $3.5 million; and

(3)
An additional five gross (0.7 net) non-operated wells were completed and turned to sales in the first quarter of 2018 as compared to the Company’s expectations as a result of operations on those wells being concluded faster than the Company had projected. Incremental costs associated with this additional non-operated activity in the first quarter were approximately $4.5 million.

The remaining $10.0 million in capital expenditures associated with drilling, completing and equipping wells in the first quarter of 2018 was primarily attributable to additional start-up costs associated with Matador’s first three wells drilled in the Antelope Ridge asset area and longer-than-anticipated post-stimulation flowback operations on those three Antelope Ridge wells and for several newly completed wells in Matador’s other asset areas during the first quarter of 2018. The Company anticipates future well costs in the Antelope Ridge area will improve as it continues to drill and complete additional wells in this asset area. The Company also expects that the extended post-stimulation flowback operations necessary on several wells in the first quarter will not be required for newly completed wells in subsequent quarters.

During the first quarter of 2018, Matador’s capital expenditures for midstream activities totaled approximately $23.3 million, representing 51% of San Mateo’s capital expenditures of $45.7 million. Midstream capital expenditures of $23.3 million compared to Matador’s estimate of $28.0 million for the first quarter of 2018.

At March 31, 2018, the Company had approximately $52.8 million in cash and restricted cash, no borrowings outstanding under its credit facility and approximately $2.1 million in outstanding letters of credit. Matador’s net debt to Adjusted EBITDA ratio was approximately 1.4x at March 31, 2018 and was unchanged from December 31, 2017.

Hedging Positions

As of May 2, 2018, Matador had approximately 55% of its anticipated oil production and approximately 40% of its anticipated natural gas production hedged for the remainder of 2018 based on the midpoint of its 2018 production guidance. In addition, Matador had various Midland-Cushing oil basis swaps in place for approximately 3.5 million barrels of oil, or approximately 55% of its anticipated Delaware Basin oil production, for the remainder of 2018.

The following is a summary of the Company’s open derivative financial instruments for the remainder of 2018 as of May 2, 2018.

	Weighted Average Price Floor ($/Bbl or $/MMBtu)	Weighted Average Price Ceiling ($/Bbl or $/MMBtu)	Volume Hedged (Bbl or MMBtu)
2-Way Costless Collars
Oil (WTI)	$44.27	$60.29	1,920,000
Oil (LLS)	$45.00	$63.05	480,000
Natural Gas	$2.58	$3.67	11,200,000

	Weighted Average Price Floor ($/Bbl)	Weighted Average Price (Short Call) ($/Bbl)	Weighted Average Price (Long Call) ($/Bbl)	Volume Hedged (Bbl)
3-Way Costless Collars
Oil (WTI)	$50.08	$63.50	$66.68	1,280,000

	Weighted Average Price ($/Bbl)	Volume Hedged (Bbl)
Oil Basis Swaps
Midland-Cushing Oil Basis Differential	($1.02)	3,480,000

The following is a summary of the Company’s open derivative financial instruments for 2019 as of May 2, 2018.

	Weighted Average Price Floor ($/Bbl)	Weighted Average Price Ceiling ($/Bbl)	Volume Hedged (Bbl)
2-Way Costless Collars
Oil (WTI)	$50.00	$64.75	2,400,000

Second Quarter 2018 Production Estimates

Matador estimates that both its average daily oil production and its average daily natural gas production will increase approximately 3 to 4% in the second quarter as compared to the first quarter of 2018, with average daily oil production of approximately 27,500 barrels per day and average daily natural gas production of approximately 117.0 million cubic feet per day at the midpoint of the estimated range.

Conference Call Information

The Company will host a live conference call on Thursday, May 3, 2018, at 9:00 a.m. Central Time to review its first quarter 2018 financial and operational results. To access the conference call, domestic participants should dial (855) 875-8781 and international participants should dial (720) 634-2925. The conference ID and passcode is 3484877. The conference call will also be available through the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab. The replay for the event will be available on the Company’s website at www.matadorresources.com on the Presentations & Webcasts page under the Investors tab through May 31, 2018.

About Matador Resources Company

Matador is an independent energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources in the United States, with an emphasis on oil and natural gas shale and other unconventional plays. Its current operations are focused primarily on the oil and liquids-rich portion of the Wolfcamp and Bone Spring plays in the Delaware Basin in Southeast New Mexico and West Texas. Matador also operates in the Eagle Ford shale play in South Texas and the Haynesville shale and Cotton Valley plays in Northwest Louisiana and East Texas. Additionally, Matador conducts midstream operations, primarily through its midstream joint venture, San Mateo Midstream, LLC, in support of its exploration, development and production operations and provides natural gas processing, oil transportation services, natural gas, oil and salt water gathering services and salt water disposal services to third parties.

For more information, visit Matador Resources Company at www.matadorresources.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” are statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “could,” “believe,” “would,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “should,” “continue,” “plan,” “predict,” “potential,” “project,” “hypothetical,” “forecasted” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements include, but are not limited to, statements about guidance, projected or forecasted financial and operating results, results in certain basins, objectives, project timing, expectations and intentions and other statements that are not historical facts. Actual results and future events could differ materially from those anticipated in such statements, and such forward-looking statements may not prove to be accurate. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the following risks related to financial and operational performance: general economic conditions; the Company’s ability to execute its business plan, including whether its drilling program is successful; changes in oil, natural gas and natural gas liquids prices and the demand for oil, natural gas and natural gas liquids; its ability to replace reserves and efficiently develop current reserves; costs of operations; delays and other difficulties related to producing oil, natural gas and natural gas liquids; delays and other difficulties related to regulatory and governmental approvals and restrictions; its ability to make acquisitions on economically acceptable terms; its ability to integrate acquisitions; availability of sufficient capital to execute its business plan, including from future cash flows, increases in its borrowing base and otherwise; weather and environmental conditions; the operating results of the Company’s midstream joint venture’s expansion of the Black River cryogenic processing plant; the timing and operating results of the buildout by the Company’s midstream joint venture of oil, natural gas and water gathering and transportation systems and the drilling of any additional salt water disposal wells; and other important factors which could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. For further discussions of risks and uncertainties, you should refer to Matador’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of Matador’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Matador undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact Information

Mac Schmitz
Capital Markets Coordinator
(972) 371-5225
investors@matadorresources.com
Matador Resources Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands, except par value and share data)	March 31, 2018	December 31, 2017
ASSETS
Current assets
Cash	$27,030	$96,505
Restricted cash	25,753	5,977
Accounts receivable
Oil and natural gas revenues	68,655	65,962
Joint interest billings	62,294	67,225
Other	7,002	8,031
Derivative instruments	480	1,190
Lease and well equipment inventory	8,803	5,993
Prepaid expenses and other assets	6,961	6,287
Total current assets	206,978	257,170
Property and equipment, at cost
Oil and natural gas properties, full-cost method
Evaluated	3,187,112	3,004,770
Unproved and unevaluated	644,460	637,396
Midstream and other property and equipment	327,338	281,096
Less accumulated depletion, depreciation and amortization	(2,097,176)	(2,041,806)
Net property and equipment	2,061,734	1,881,456
Other assets	6,993	7,064
Total assets	$2,275,705	$2,145,690
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$31,104	$11,757
Accrued liabilities	191,233	174,348
Royalties payable	62,985	61,358
Amounts due to affiliates	3,248	10,302
Derivative instruments	4,891	16,429
Advances from joint interest owners	8,852	2,789
Amounts due to joint ventures	3,373	4,873
Other current liabilities	806	750
Total current liabilities	306,492	282,606
Long-term liabilities
Senior unsecured notes payable	574,118	574,073
Asset retirement obligations	25,682	25,080
Derivative instruments	412	—
Other long-term liabilities	6,235	6,385
Total long-term liabilities	606,447	605,538
Shareholders’ equity
Common stock - $0.01 par value, 160,000,000 shares authorized; 109,346,765 and 108,513,597 shares issued; and 109,261,912 and 108,510,160 shares outstanding, respectively	1,094	1,085
Additional paid-in capital	1,684,188	1,666,024
Accumulated deficit	(450,590)	(510,484)
Treasury stock, at cost, 84,853 and 3,437 shares, respectively	(2,446)	(69)
Total Matador Resources Company shareholders’ equity	1,232,246	1,156,556
Non-controlling interest in subsidiaries	130,520	100,990
Total shareholders’ equity	1,362,766	1,257,546
Total liabilities and shareholders’ equity	$2,275,705	$2,145,690

Matador Resources Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)	Three Months Ended March 31,
	2018	2017
Revenues
Oil and natural gas revenues	$181,954	$114,847
Third-party midstream services revenues	3,068	1,555
Realized loss on derivatives	(4,258)	(2,219)
Unrealized gain on derivatives	10,416	20,631
Total revenues	191,180	134,814
Expenses
Production taxes, transportation and processing	17,791	11,807
Lease operating	22,148	15,758
Plant and other midstream services operating	4,220	2,341
Depletion, depreciation and amortization	55,369	33,992
Accretion of asset retirement obligations	364	300
General and administrative	17,926	16,338
Total expenses	117,818	80,536
Operating income	73,362	54,278
Other income (expense)
Net gain on asset sales and inventory impairment	—	7
Interest expense	(8,491)	(8,455)
Other income	53	70
Total other expense	(8,438)	(8,378)
Net income	64,924	45,900
Net income attributable to non-controlling interest in subsidiaries	(5,030)	(1,916)
Net income attributable to Matador Resources Company shareholders	$59,894	$43,984
Earnings per common share
Basic	$0.55	$0.44
Diluted	$0.55	$0.44
Weighted average common shares outstanding
Basic	108,913	99,799
Diluted	109,412	100,298

Matador Resources Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In thousands)	Three Months Ended March 31,
	2018	2017
Operating activities
Net income	$64,924	$45,900
Adjustments to reconcile net income to net cash provided by operating activities
Unrealized gain on derivatives	(10,416)	(20,631)
Depletion, depreciation and amortization	55,369	33,992
Accretion of asset retirement obligations	364	300
Stock-based compensation expense	4,179	4,166
Amortization of debt issuance cost	365	44
Net gain on asset sales and inventory impairment	—	(7)
Changes in operating assets and liabilities
Accounts receivable	3,268	(16,777)
Lease and well equipment inventory	(3,806)	147
Prepaid expenses	(674)	(2,251)
Other assets	(249)	39
Accounts payable, accrued liabilities and other current liabilities	15,184	8,256
Royalties payable	1,627	6,984
Advances from joint interest owners	6,063	1,255
Other long-term liabilities	(49)	(108)
Net cash provided by operating activities	136,149	61,309
Investing activities
Oil and natural gas properties capital expenditures	(183,422)	(204,457)
Expenditures for midstream and other property and equipment	(37,332)	(20,867)
Proceeds from sale of assets	—	350
Net cash used in investing activities	(220,754)	(224,974)
Financing activities
Proceeds from stock options exercised	164	1,981
Contributions related to formation of Joint Venture	14,700	171,500
Contributions from non-controlling interest owners of less-than-wholly-owned subsidiaries	29,400	4,900
Distributions to non-controlling interest owners of less-than-wholly-owned subsidiaries	(4,900)	—
Taxes paid related to net share settlement of stock-based compensation	(4,458)	(1,896)
Purchase of non-controlling interest of less-than-wholly-owned subsidiary	—	(2,653)
Net cash provided by financing activities	34,906	173,832
(Decrease) increase in cash and restricted cash	(49,699)	10,167
Cash and restricted cash at beginning of period	102,482	214,142
Cash and restricted cash at end of period	$52,783	$224,309

Supplemental Non-GAAP Financial Measures
Adjusted EBITDA
This press release includes the non-GAAP financial measure of Adjusted EBITDA. Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. “GAAP” means Generally Accepted Accounting Principles in the United States of America. The Company believes Adjusted EBITDA helps it evaluate its operating performance and compare its results of operations from period to period without regard to its financing methods or capital structure. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depletion, depreciation and amortization, accretion of asset retirement obligations, property impairments, unrealized derivative gains and losses, certain other non-cash items and non-cash stock-based compensation expense, and net gain or loss on asset sales and inventory impairment. Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss) or net cash provided by operating activities as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components of understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure. Adjusted EBITDA may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA in the same manner. The following table presents the calculation of Adjusted EBITDA and the reconciliation of Adjusted EBITDA to the GAAP financial measures of net income (loss) and net cash provided by operating activities, respectively, that are of a historical nature.

	Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Unaudited Adjusted EBITDA Reconciliation to Net Income:
Net income attributable to Matador Resources Company shareholders	$59,894	$38,335	$43,984
Net income attributable to non-controlling interest in subsidiaries	5,030	4,106	1,916
Net income	64,924	42,441	45,900
Interest expense	8,491	8,336	8,455
Total income tax benefit	—	(8,157)	—
Depletion, depreciation and amortization	55,369	54,436	33,992
Accretion of asset retirement obligations	364	353	300
Unrealized (gain) loss on derivatives	(10,416)	11,734	(20,631)
Stock-based compensation expense	4,179	4,166	4,166
Net gain on asset sales and inventory impairment	—	—	(7)
Consolidated Adjusted EBITDA	122,911	113,309	72,175
Adjusted EBITDA attributable to non-controlling interest in subsidiaries	(5,657)	(4,690)	(2,216)
Adjusted EBITDA attributable to Matador Resources Company shareholders	$117,254	$108,619	$69,959

	Three Months Ended
(In thousands)	March 31, 2018	December 31, 2017	March 31, 2017
Unaudited Adjusted EBITDA Reconciliation to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$136,149	$76,609	$61,309
Net change in operating assets and liabilities	(21,364)	36,886	2,455
Interest expense, net of non-cash portion	8,126	7,971	8,411
Current income tax benefit	—	(8,157)	—
Adjusted EBITDA attributable to non-controlling interest in subsidiaries	(5,657)	(4,690)	(2,216)
Adjusted EBITDA attributable to Matador Resources Company shareholders	$117,254	$108,619	$69,959

Adjusted Net Income and Adjusted Earnings Per Diluted Common Share

This press release includes the non-GAAP financial measures of adjusted net income and adjusted earnings per diluted common share.  These non-GAAP items are measured as net income attributable to Matador Resources Company shareholders, adjusted for dollar and per share impact of certain items, including unrealized gains or losses on derivatives, the impact of full cost-ceiling impairment charges, if any, and non-recurring transaction costs for certain acquisitions or other non-recurring expense items, along with the related tax effect for all periods.  This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP financial measures.  Additionally, these non-GAAP financial measures may be different than similar measures used by other companies.  The Company believes the presentation of adjusted net income and adjusted earnings per diluted common share provides useful information to investors, as it provides them an additional relevant comparison of the Company’s performance across periods and to the performance of the Company’s peers.  In addition, these non-GAAP financial measures reflect adjustments for items of income and expense that are often excluded by industry analysts and other users of the Company’s financial statements in evaluating the Company’s performance. The table below reconciles adjusted net income and adjusted earnings per diluted common share to their most directly comparable GAAP measure of net income attributable to Matador Resources Company shareholders.

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
(In thousands, except per share data)
Unaudited Adjusted Net Income and Adjusted Earnings Per Share Reconciliation to Net Income:
Net income attributable to Matador Resources Company shareholders	$59,894	$38,335	$43,984
Total income tax benefit	—	(8,157)	—
Income attributable to Matador Resources Company shareholders before taxes	59,894	30,178	43,984
Less non-recurring and unrealized charges to income before taxes:
Unrealized (gain) loss on derivatives	(10,416)	11,734	(20,631)
Net gain on asset sales and inventory impairment	—	—	(7)
Non-recurring transaction costs associated with the formation of San Mateo	—	—	3,458
Adjusted income attributable to Matador Resources Company shareholders before taxes	49,478	41,912	26,804
Income tax provision(1)	10,390	14,669	9,381
Adjusted net income attributable to Matador Resources Company shareholders (non-GAAP)	$39,088	$27,243	$17,423

Weighted average shares outstanding, including participating securities - basic	108,913	107,693	99,799
Dilutive effect of options and restricted stock units	499	492	499
Weighted average common shares outstanding - diluted	109,412	108,185	100,298
Adjusted earnings per share attributable to Matador Resources Company shareholders (non-GAAP)
Basic	$0.36	$0.25	$0.17
Diluted	$0.36	$0.25	$0.17

(1) Estimated using federal statutory tax rate in effect for the period.